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[LOGO] Narrowstep(TM) The TV on the Internet Company


NEWS RELEASE FOR FEBRUARY 22, 2006

               NARROWSTEP ANNOUNCES $7.4 MILLION EQUITY FINANCING

                Proceeds to Fund Business Plan and Future Growth

LONDON / NEW YORK (FEBRUARY 22, 2006) - Narrowstep(TM) Inc (OTC BB: NRWS), the TV on the Internet Company, today announced that it has entered into definitive agreements for the sale of common stock and warrants for a total purchase price of $7.4 million, of which $5.84 million has already been received. Pursuant to this financing, the investors agreed to purchase a total of 12,333,333 shares at a purchase price of $0.60 per share. The investors will also receive five-year warrants giving them the right to purchase an aggregate of 12,333,333 shares, half at $0.60 per share and the other half at $1.20 per share. The Company expects to receive the remaining $1.56 million on or prior to March 7, 2006. Under the terms of the transaction, the Company is obligated to register the shares and the shares issuable upon the exercise of the warrants for resale by the investors.

"I am very excited about Narrowstep's future," said Iolo Jones, Chief Executive Officer. "This should provide us with the funds necessary to execute our business plan and drive the next phase of our growth."

Narrowstep is the leading provider of IP-delivered video content based on its award-winning TelVOS(TM) platform - the most comprehensive commercial video and audio management system on the market. Narrowstep customers range from sports organizations to government agencies, broadcasters and telecommunication providers in Europe, the United States and Asia.

With over 70 channels launched, Narrowstep customers and channels include ITV, the UK's top commercial broadcaster, the Torino 2006 Paralympic Winter Games, as well as Sail.tv, London TV, and Cycling.tv. For a full list of channels as well as live broadcast events, please visit www.narrowstep.com.

Granahan McCourt Capital, LLC was the lead investor along with MicroCapital, LLC and Sano Ventures. Dominick & Dominick, LLC acted as placement agent.

ABOUT GRANAHAN MCCOURT CAPITAL, LLC

Granahan McCourt Capital, LLC is a private investment firm focused on investments in the telecommunications and media industries. Founder and CEO David C. McCourt has built, bought, and sold 10 companies in this related space over the last 25 years and has long been recognized as a transformational force in the telecommunications and media industries (WWW.GRANAHANMCCOURT.COM).

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ABOUT MICROCAPITAL, LLC

MicroCapital, LLC is a San Francisco-based registered investment advisor that focuses on investing in micro-cap growth companies that have the potential to grow into small-cap companies.

ABOUT DOMINICK & DOMINICK, LLC

Dominick & Dominick, founded in 1870, provides advisory services to corporate and institutional investors as well as a full wealth management platform meeting the needs of wealthy individuals.

ABOUT NARROWSTEP(TM) INC

Narrowstep(TM) Inc (OTC BB: NRWS) is a leading provider of Internet-based video content delivery (TV on IP). Narrowstep's product and service offerings enable customers to distribute channels of video-based content and provide related services over the Internet. The Narrowstep system, TelVOS(TM), enables comprehensive delivery of video content and television-like programming to mobile, wireless, Internet, broadband and broadcast services to clients throughout the world. The Narrowstep system enables owners and users of video content to reach audiences by "narrowcasting" - targeting delivery of specific content to interested groups. To learn more, visit WWW.NARROWSTEP.COM.

FORWARD-LOOKING STATEMENT

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

FOR FURTHER INFORMATION PLEASE CONTACT NARROWSTEP CFO STEVE CROWTHER, TEL: 609 951 2221; EMAIL: SCROWTHER@NARROWSTEP.COM, OR JESSE DEAL (INVESTORS), ALLEN & CARON, 212 691 8087; EMAIL: JESSE@ALLENCARON.COM.

ENDS

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